EXHIBIT (32)
Section 1350 Certifications

Section 1350 Certifications
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the “Company”) certifies to his knowledge that:
(1)	The Annual Report on Form 10-K/A of the Company for the year ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.
A.G. LAFLEY
(A.G. Lafley)
Chairman of the Board
and Chief Executive Officer
October 3, 2008
Date

Section 1350 Certifications
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Procter & Gamble Company (the “Company”) certifies to his knowledge that:
(1)	The Annual Report on Form 10-K/A of the Company for the year ended June 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.
CLAYTON C. DALEY, JR.
(Clayton C. Daley, Jr.)
Chief Financial Officer
October 3, 2008
Date